Exhibit 99.1

Finjan Secures $15.3 Million Series A-1 Preferred Stock Financing

EAST PALO ALTO, CA – 06/20/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that it has secured a $15.3 million Series A-1 Preferred Stock financing in a private placement transaction led by Soryn HLDR Vehicle II LLC (“Soryn HLDR”). Soryn HLDR was set up by Halcyon Long Duration Recoveries Management LP and its affiliates (“Halcyon”) in partnership with Soryn Capital, LLC (“Soryn”), an affiliate of Soryn IP Group, LLC.

Finjan will issue 153,000 shares of Series A-1 Preferred Stock at a price of $100 per share to Soryn HLDR. In connection with this transaction, the company will also issue to Soryn HLDR warrants to purchase two million shares of common stock at an exercise price of $3.18 per common share.

The Series A-1 Preferred Stock contains certain optional and mandatory redemptive provisions, does not accrue an annual cash dividend, and carries participation rights in certain of the Company’s revenue streams until securities are retired. More complete information regarding the financing is included in a Form 8-K which was filed by Finjan with the Securities and Exchange Commission on June 20, 2017.

“This second financing with our Soryn and Halcyon partners represents an important milestone as they have grown to appreciate not only the value of Finjan’s patent portfolio but our ability to execute against our strategic objectives,” said Phil Hartstein, President and CEO of Finjan Holdings. “We redeemed and retired shares issued in the first financing in less than one year, our balance sheet is well-infused with cash, and we continue to carry no debt. As was the case in the first transaction, these new funds, which were received on June 19, offer us additional security to operate our business, pursue licensing at an accelerated rate and the flexibility to explore both organic and inorganic paths towards future growth.”

“We are looking forward to this next stage of our relationship with Finjan, a company with a rich history in cybersecurity, which has also led the way in pioneering licensing best practices,” commented Michael Gulliford, the Founder & Managing Principal of Soryn.  “In the past year, Finjan has achieved a cadence of new licensees, multiple settlements, several new updates to its platform and a promising partnership for its Mobile security business.  We are proud to continue standing behind a true innovator in the cybersecurity space.”

B. Riley & Company, LLC acted as placement agent for the transaction.

The Series A-1 Preferred shares have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering sold would be unlawful.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

ABOUT SORYN HLDR
Soryn HLDR was set up by Halcyon Long Duration Recoveries Management LP and its affiliates (“Halcyon”) in partnership with Soryn Capital, LLC, an affiliate of Soryn IP Group, LLC, (www.sorynipgroup.com) a patent advisory and finance firm headquartered in New York City.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com

Soryn Contact:
Michael Gulliford | Managing Principal, Soryn IP Group
(646) 378-2059 | mgulliford@sorynipgroup.com